Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
EVP, Strategy and Communications
(215) 454-1241
heather.crowell@preit.com

PREIT Reports First Quarter 2019 Results

Core Mall Sales Per Square Foot reached record high of $517
Completed $43 million in asset sales and improved liquidity position by over $70 million
Core Mall Occupancy increased 100 bps to 94.7%
Full Year FFO as adjusted guidance reaffirmed

Philadelphia, PA, May 2, 2019 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2019. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended March 31,
(per share amounts)	2019	2018
Net loss - basic and diluted	$(0.30)	$(0.14)
FFO	$0.17	$0.29
FFO, as adjusted	$0.26	$0.29
FFO from assets sold in 2018	—	$(0.01)
FFO, as adjusted for assets sold	$0.26	$0.28

•	Same Store NOI, both including and excluding lease termination revenue, was up 2.2% for the quarter compared to March 31, 2018.

◦	Same Store NOI, excluding lease termination revenue, in PREIT’s wholly-owned portfolio was up 3.2% compared to March 31, 2018.

◦
Lower revenues from tenants that filed for bankruptcy protection in 2018 and 2019 reduced first quarter 2019 Same Store NOI by $0.5 million compared to last year’s first quarter. The impact of co-tenancy adjustments on same store NOI was not material.

•
NOI-weighted sales at our core malls increased to $531 per square foot. Core Mall sales per square foot reached $517, a 2.8% increase over the prior year and a sequential increase of 1.4%. Average comparable sales per square foot increased 4.2% in PREIT’s top 6 properties to $621.

•
Core Mall total occupancy was 94.7%, a 100 bps increase over March 31, 2018. Leased space continues to exceed 95%, when factoring in 613,000 square feet of executed new leases slated for future occupancy.

PREIT / 2

◦
Executed leases are comprised of 494,000 square feet of space expected to open in 2019 contributing annual gross rent of $10.4 million and 119,000 square feet opening in 2020 contributing annual gross rent of $2.3 million.

•
Average renewal spreads were 2.2% for the quarter, impacted by two lease renewals at contracting rents. Excluding these transactions, spreads would have been 7.5%. We expect this metric to normalize in the high single digits for the year.

•
Percentage in lieu renewal leases for the quarter resulted from portfolio transactions with several underperforming tenants. On average, the term of these leases is 1.9 years as we seek replacements throughout our portfolio. 66% of these transactions include fixed rent floors, mitigating downside risk.

•
Year-to-date, the Company has completed asset sales generating cash proceeds of $43 million and improved its liquidity position by over $70 million.The Company has no material debt maturities until 2021.

"As catalyst projects are set to come online this Fall and we progress on our densification initiatives, PREIT continues to lead the way in redefining the mall experience with results that validate our strategy,” said Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT. “With sales per square foot approaching the next milestone of $550, no unleased anchor space in our core mall portfolio and progress on delivering over 5,000 apartment units, our portfolio is attractive to tenants and reflective of the future of our industry. We continue to place a strong emphasis on delivering new and differentiated customer experiences to our malls and have a strategy to generate proceeds to recapitalize the Company for sustainable growth in the future.”

Primary Factors Affecting Financial Results for the Quarters Ended March 31, 2019 and March 31, 2018:

•
Net loss attributable to PREIT common shareholders was $21.4 million, or $0.30 per basic and diluted share for the quarter ended March 31, 2019, compared to net loss attributable to PREIT common shareholders of $9.4 million, or $0.14 per basic and diluted share for the quarter ended March 31, 2018.

•
Same Store NOI increased by $1.1 million, or 2.2%, from $51.2 million for the quarter ended March 31, 2018 to $52.3 million for the quarter ended March 31, 2019. Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings. Non Same Store NOI decreased by $1.3 million primarily due to lower rents and associated co-tenancy revenue adjustments from multiple anchor closings at Wyoming Valley and Valley View malls and the sale of an office property at Fashion District in the first quarter of 2018.

•	Same Store NOI, excluding lease termination revenue, at unconsolidated properties declined 3.7%.

•	FFO, as adjusted, for the quarter was $0.26 per share and OP Unit, compared to $0.29 per share and OP Unit in the prior year.

•
FFO for the quarter was $0.17 per share and OP Unit compared to $0.29 per share and OP Unit in the prior year. Adjustments to FFO in the 2019 quarter included $0.06 per share loss on debt extinguishment, $0.02 per share impairment of a development land parcel, and $0.01 per share provision for employee separation expense. There were no such adjustments in the 2018 period. However, net dilution from assets sold in 2018 was approximately $0.01 per share.

•
General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.5 million ($0.02 per share) of costs in the first quarter of 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.

PREIT / 3

Asset Dispositions
In March 2019, we sold a portion of our undeveloped land located in Gainesville, Florida for consideration of $5.0 million. The remaining portion of the land is expected to close in the second half of 2019 for approximately $10.0 million.

In April 2019, we closed on the sale of the Whole Foods parcel located at Exton Square Mall for $22.1 million.

In April 2019, we sold an undeveloped land parcel located in New Garden Township, Pennsylvania, for total consideration of $11.0 million consisting of $8.25 million in cash and $2.75 million of preferred stock.

Financing Activity
In March 2018, we repaid a $58.5 million mortgage loan including accrued interest, secured by Capital City Mall in Camp Hill, Pennsylvania using funds from our 2013 Revolving Facility and the balance from available working capital. We recorded a loss on debt extinguishment of $4.8 million in March 2019 in connection with this repayment. The addition of Capital City Mall to our unencumbered pool is expected to generate approximately $40 million in incremental capacity under our Revolving Facility.

Capital Transaction Summary

	Closed	Under Contract	Total
Gainesville Development Parcel	$5,000	$10,000	$15,000	(1)
New Garden Township Parcel	8,250		8,250	(2)
Wiregrass mortgage loan sale	8,000		8,000
Whole Foods Parcel	10,500		10,500	(3)
Capital City transaction - incremental capacity	40,000		40,000	(4)
Total	$71,750	$10,000	$81,750

(1) Under contract and expected to close in the second half of 2019
(2) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company
(3) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million
(4) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance

Leasing and Redevelopment

•
Excluding Fashion District Philadelphia, 613,000 square feet of leases are signed for future openings. This is comprised of 494,000 square feet of space expected to open in 2019 contributing annual gross rent of $10.4 million and 119,000 square feet opening in 2020 contributing annual gross rent of $2.3 million.

•	At Moorestown Mall, Sierra opened in the former Macy’s space, joining Five Below and the region’s first HomeSense.

•
At Willow Grove Park, construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in first quarter of 2020. During the quarter, a lease was executed with Yard House which will complement the movie theater along with an additional entertainment operator, for which a lease is being negotiated.

PREIT / 4

•
At Valley Mall, both Macy’s and The Bon Ton were replaced in 2018. In December 2018, the Company signed a lease with DICK’s Sporting Goods to replace a former Sears that was acquired in 2018. DICK’s Sporting Goods is expected to open in 2020.

•
At Fashion District Philadelphia, leases for over 85% of the leasable area are signed or are in active negotiation. Noteworthy commitments joining Century 21 and Burlington include H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Columbia Sportswear and Guess Factory. The first wave of tenants is expected to open in September 2019.

•
At Plymouth Meeting Mall, work continues to replace a former Macy’s with five new tenants - Burlington, DICK’s Sporting Goods, Miller’s Ale House, Michael’s and Edge Fitness. All five tenants are expected to open in October 2019.

•
The redevelopment at Woodland Mall is in its final stages, with opening of the new wing planned for October 2019. The first REI in our portfolio will open here this month and, during the quarter, we executed a lease with The Cheesecake Factory which will open this Fall.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the core mall portfolio can be found below:

Comp store sales for the rolling twelve months ended March 31, 2018	$485
Organic sales growth	14
Impact of non-core malls	18
Comp store sales for the rolling twelve months ended March 31, 2019	$517

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook
The Company expects a GAAP net loss of between $0.63 and $0.46 per diluted share for the year ending December 31, 2019.

The Company is reaffirming its February 13, 2019 guidance for FFO as adjusted of $1.20 to $1.34 per share. FFO is expected to be between $1.17 and $1.31 per share. Same Store NOI, excluding termination revenue, is expected to grow between 1.0% and 1.9% with wholly-owned properties in the range of 1.6% to 2.6% and joint venture properties declining between 3.0% and 2.4%.

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.63)	$(0.46)
Depreciation and amortization, non-controlling interest and other	1.80	1.77
FFO per share	$1.17	$1.31
Loss on debt extinguishment	0.06	0.06
Impairment of development land parcel	0.02	0.02
Provision for employee separation expense	0.01	0.01
Insurance recoveries	(0.06)	(0.06)
FFO per share, as adjusted	$1.20	$1.34

PREIT / 5

Detailed guidance assumptions are included herein in our financial tables.

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Friday, May 3, 2019, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4279998, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

PREIT / 6             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	2018 Actual	2019 Guidance		Same Store NOI Growth
		Low	High	Low	High
Same Store NOI, excluding termination revenue
Wholly-owned properties	$188.7	$191.7	$193.6	1.6%	2.6%
Unconsolidated properties	29.7	28.8	29.0	(3.0)%	(2.4)%
	218.4	220.5	222.6	1.0%	1.9%
Non-Same Store NOI	20.1	13.7	14.0
NOI, excluding lease termination revenue	238.5	234.2	236.6
Lease termination revenue of consolidated and unconsolidated properties	9.2	2.0	4.0
Total NOI	$247.7	$236.2	$240.6
General and administrative and leasing expenses
General and administrative expenses	(38.3)	(38.0)	(37.5)
Leasing costs expensed under ASC 842	—	(5.7)	(6.0)
Other income (expenses)
Corporate revenues	4.3	1.1	1.3
Land sale gains	8.1	5.5	10.0
Provision for employee separation expense	(1.1)	(0.7)	(0.7)
Impairment of mortgage loan receivable/land parcel	(8.1)	(1.5)	(1.5)
Other, including non-real estate depreciation	(1.5)	(2.2)	(2.0)
Insurance losses (recoveries)	—	4.0	5.0
Capital costs
Interest expense, gross	(83.3)	(88.9)	(88.5)
Capitalized interest	11.1	14.2	14.6
Preferred share dividends	(27.4)	(27.4)	(27.4)
Loss on debt extinguishment	—	(4.8)	(4.8)
Funds from Operations (FFO)	$111.5	$91.8	$103.1
Adjustments:
Impairment of mortgage loan receivable/land parcel	8.1	1.5	1.5
Provision for employee separation expense	1.1	0.7	0.7
Insurance recoveries and other	(0.3)	(4.0)	(5.0)
Loss on debt extinguishment	—	4.8	4.8
FFO as adjusted	$120.4	$94.8	$105.1
FFO per share	$1.42	$1.17	$1.31
FFO, as adjusted per share	$1.54	$1.20	$1.34

PREIT / 7             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	2018 Actual	2019 Guidance
		Low	High

Net loss	$(126.5)	$(20.7)	$(7.4)
Depreciation and amortization	140.3	138.0	136.0
Gains on sales of operating assets	(4.3)	1.9	1.9
Impairment of real estate assets	129.4	—	—
Preferred share dividends	(27.4)	(27.4)	(27.4)
Funds From Operations	$111.5	$91.8	$103.1
Adjustments:
Impairment of mortgage loan receivable/land parcel	8.1	1.5	1.5
Provision for employee separation expense	1.1	0.7	0.7
Insurance recoveries and other	(0.3)	(4.0)	(5.0)
Loss on debt extinguishment	—	4.8	4.8
FFO as adjusted	$120.4	$94.8	$105.1

Net loss	$(126.5)	$(20.7)	$(7.4)
Preferred share dividends	(27.4)	(27.4)	(27.4)
Noncontrolling interest	16.2	2.0	1.4
Dividends on unvested restricted shares	(0.5)	(0.9)	(0.9)
Net loss used to calculate earnings per share	$(138.2)	$(47.0)	$(34.3)

Weighted average shares	69.7	75.1	75.1
Weighted average shares, including OP units	78.3	78.3	78.3

Net loss per share	$(1.98)	$(0.63)	$(0.46)

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended March 31,
(in thousands)	2019	2018

REVENUE:
Real estate revenue:
Lease revenue	$76,615	$77,998
Expense reimbursements	5,062	5,234
Other real estate revenue	3,001	2,161
Total real estate revenue	84,678	85,393
Other income	627	889
Total revenue	85,305	86,282
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(29,403)	(29,396)
Utilities	(3,660)	(3,909)
Credit losses	—	(1,062)
Other property operating expenses	(2,065)	(2,338)
Total property operating expenses	(35,128)	(36,705)
Depreciation and amortization	(34,904)	(34,030)
General and administrative expenses	(11,205)	(10,132)
Provision for employee separation expense	(719)	—
Project costs and other expenses	(294)	(112)
Total operating expenses	(82,250)	(80,979)
Interest expense, net	(15,898)	(14,901)
Loss on debt extinguishment	(4,768)	—
Impairment of development land parcel	(1,464)	—
Total expenses	(104,380)	(95,880)
Loss before equity in income of partnerships, gain on sale of real estate by equity method investee, and adjustment to gains on sales of interests in non operating real estate	(19,075)	(9,598)
Equity in income of partnerships	2,289	3,138
Gain on sale of real estate by equity method investee	563	2,773
Adjustment to gains on sales of interests in non operating real estate	—	(25)
Net loss	(16,223)	(3,712)
Less: net loss attributable to noncontrolling interest	1,688	1,111
Net loss attributable to PREIT	(14,535)	(2,601)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(21,379)	$(9,445)

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

EARNINGS PER SHARE (Unaudited)	Quarter Ended March 31,
(in thousands of dollars, except per share amounts)	2019	2018
Net loss	$(16,223)	$(3,712)
Noncontrolling interest	1,688	1,111
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	(218)	(138)
Net loss used to calculate loss per share—basic and diluted	$(21,597)	$(9,583)

Basic and diluted loss per share:	$(0.30)	$(0.14)

(in thousands of shares)
Weighted average shares outstanding—basic	71,358	69,601
Effect of common share equivalents (1)	—	—
Weighted average shares outstanding—diluted	71,358	69,601
 (1)The company had net losses for the quarters ended March 31, 2019 and 2018, respectively, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended March 31,
	2019	2018
(in thousands)
Comprehensive (loss) income:
Net loss	$(16,223)	$(3,712)
Unrealized (loss) gain on derivatives	(6,508)	4,828
Amortization of settled swaps	2	275
Total comprehensive (loss) income	(22,729)	1,391
Less: comprehensive loss attributable to noncontrolling interest	2,253	570
Comprehensive (loss) income attributable to PREIT	$(20,476)	$1,961

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders , (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the quarters ended March 31, 2019 and 2018, respectively:

	Quarter Ended March 31,
(in thousands, except per share amounts)	2019	2018
Net loss	$(16,223)	$(3,712)
Depreciation and amortization on real estate:
Consolidated properties	34,565	33,663
PREIT’s share of equity method investments	1,970	2,241
Gain on sale of real estate by equity method investee	—	(2,773)
Preferred share dividends	(6,844)	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders	13,468	22,575
Loss on debt extinguishment	4,768	—
Impairment of development land parcel	1,464	—
Provision for employee separation expense	719	—
Insurance losses, net	236	—
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	20,655	22,575
Less: Funds from operations from assets sold in 2019 and 2018	—	(412)
Funds from operations, as adjusted for assets sold	$20,655	$22,163

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.17	$0.29
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.26	$0.29
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.26	$0.28

Weighted average number of shares outstanding	71,358	69,601
Weighted average effect of full conversion of OP Units	6,884	8,274
Effect of common share equivalents	309	209
Total weighted average shares outstanding, including OP Units	78,551	78,084

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

NOI for the quarters ended March 31, 2019 and 2018:

	Same Store		Non-Same Store		Total
(in thousands)	2019	2018	2019	2018	2019	2018
NOI from consolidated properties	$45,271	$43,607	$4,278	$5,081	$49,549	$48,688
NOI from equity method investments at ownership share	7,052	7,575	(29)	463	7,023	8,038
Total NOI	52,323	51,182	4,249	5,544	56,572	56,726
Less: lease termination revenue	300	261	16	21	316	282
Total NOI excluding lease termination revenue	$52,023	$50,921	$4,233	$5,523	$56,256	$56,444

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the quarters ended March 31, 2019 and 2018.

	Quarter Ended March 31,
(in thousands)	2019	2018
Net loss	$(16,223)	$(3,712)
Other income	(628)	(889)
Depreciation and amortization	34,904	34,030
General and administrative expenses	11,205	10,132
Provision for employee separation expense	719	—
Project costs and other expenses	294	112
Interest expense, net	15,898	14,901
Impairment of development land parcel	1,464	—
Loss on debt extinguishment	4,768	—
Equity in income of partnerships	(2,289)	(3,138)
Gain on sale of real estate by equity method investee	(563)	(2,773)
(Adjustment to gains) gains on sales of interest in non operating real estate	—	25
NOI from consolidated properties	49,549	48,688
Less: Non Same Store NOI of consolidated properties	4,278	5,081
Same Store NOI from consolidated properties	45,271	43,607
Less: Same Store lease termination revenue	297	10
Same Store NOI excluding lease termination revenue	$44,974	$43,597

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters ended March 31, 2019 and 2018:

	Quarter Ended March 31,
(in thousands)	2019	2018
Equity in income of partnerships	$2,289	$3,138
Other income	(12)	(12)
Depreciation and amortization	1,970	2,241
Interest and other expenses	2,776	2,671
Net operating income from equity method investments at ownership share	7,023	8,038
Less: Non Same Store NOI from equity method investments at ownership share	(29)	463
Same Store NOI of equity method investments at ownership share	7,052	7,575
Less: Same Store lease termination revenue	3	251
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,049	$7,324

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2019	December 31, 2018
	(Unaudited)
(in thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,058,422	$3,063,531
Construction in progress	119,873	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,184,176	3,184,594
Accumulated depreciation	(1,148,794)	(1,118,582)
Net investments in real estate	2,035,382	2,066,012
INVESTMENTS IN PARTNERSHIPS, at equity:	149,795	131,124
OTHER ASSETS:
Cash and cash equivalents	10,416	18,084
Tenant and other receivables, net	35,344	38,914
Intangible assets (net of accumulated amortization of $16,391 and $15,543 at March 31, 2019 and December 31, 2018, respectively)	17,020	17,868
Deferred costs and other assets, net	107,239	110,805
Assets held for sale	35,275	22,307
Total assets	$2,390,471	$2,405,114
LIABILITIES:
Mortgage loans payable, net	$985,763	$1,047,906
Term Loans, net	547,478	547,289
Revolving Facilities	162,000	65,000
Tenants' deposits and deferred rent	10,261	15,400
Distributions in excess of partnership investments	91,227	92,057
Fair value of derivative liabilities	6,364	3,010
Accrued expenses and other liabilities	85,431	87,901
Total liabilities	1,888,524	1,858,563
EQUITY:	501,947	546,551
Total liabilities and equity	$2,390,471	$2,405,114

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Changes in Funds from Operations for the Quarter Ended March 31, 2019 as compared to the Quarter Ended March 31, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Quarter Ended March 31, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2018	$22,575	$0.29

Changes - Q1 2018 to Q1 2019

Contribution from anchor replacements, increase in base rents and net CAM and real estate tax recoveries	1,290	0.015
Impact from bankruptcies	(462)	(0.005)
Lease termination revenue	287	0.005
Bad debt expense	455	0.005
Other	93	—
Same Store NOI from unconsolidated properties	(522)	(0.005)
Same Store NOI	1,141	0.015
Non Same Store NOI	(803)	(0.010)
Dilutive effect of asset sales	(412)	(0.005)
General and administrative expenses	110	—
Capitalization of leasing costs	(1,184)	(0.015)
Gain on sale of non-operating real estate	589	0.010
Other	(294)	(0.005)
Interest expense	(1,067)	(0.015)
Funds from Operations, as adjusted March 31, 2019	$20,655	$0.26
Loss on debt extinguishment	(4,768)	(0.060)
Impairment of development land parcel	(1,464)	(0.020)
Provision for employee separation expense	(719)	(0.010)
Insurance losses, net	(236)	—
Funds from Operations March 31, 2019	$13,468	$0.17

###